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The McGraw-Hill Companies
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STANDARD            Frank A. Ciccotto, Jr.          55 Water Street - 45th Floor
& POOR'S            Senior Vice President           New York, N.Y. 10041
                    Securities Evaluations          212 438 4417 Tel
                                                    212-438-7748 Fax
                                                    Frank_ciccotto_jr@sandp.com





May 25, 2010




First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187


Re:  The First Trust Combined Series 313

Gentlemen:

We have examined the Registration Statement File No. 333-166501, for the referenced Trust and acknowledge that Standard & Poors Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 313. We hereby consent to the reference to Standard & Poors Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


Sincerely,

/s/ Frank A. Ciccotto, Jr.

Frank A. Ciccotto, Jr.